UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2021

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	FTSI	NYSE American
Series A Preferred Purchase Rights		NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 15, 2021, Jared Vitemb was appointed as our Senior Vice President, General Counsel and Chief Compliance Officer of FTS International, Inc. Mr. Vitemb’s biography is provided below.

Jared G. Vitemb has served as our Senior Vice President, General Counsel and Chief Compliance Officer since September 2021, having previously served as our Acting General Counsel and Chief Compliance Officer from May 2021 to September 2021 and as our Senior Counsel, responsible for managing all of our litigation, employment compliance, customer and vendor transactions, real estate, and other legal matters related to our operations, from September 2017 to May 2021. Prior to joining us, he was Senior Counsel of Dean Foods Company from March 2014 to September 2017. Ms. Vitemb earned a Bachelor of Arts in History from the University of Texas at Austin and a Juris Doctor from the University of Texas School of Law. He is licensed to practice law in the state of Texas.

There are no family relationships between Mr. Vitemb and any of our directors or other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Jared G. Vitemb
	Name:	Jared G. Vitemb
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: September 17, 2021